Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Sealed Air Corporation:

We consent to the incorporation by reference in the registrations statements (Nos. 333-196508, 333-176275, 333-176267, 333-152909, 333-126890, and 333-89090 ) on Form S-8 and in the registrations statements (No. 333-195059) on Form S-3 of Sealed Air Corporation of our report dated February 27, 2015, with respect to the consolidated balance sheet of Sealed Air Corporation and subsidiaries as of December 31, 2014, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for each of the years in the two year period ended December 31, 2014, and the related consolidated financial statement schedule, which report appears in the December 31, 2015 annual report on Form 10-K of Sealed Air Corporation.

Our report on the consolidated financial statements refers to the company’s election to change its method of accounting for certain inventories.

/s/ KPMG LLP

Short Hills, New Jersey
February 27, 2015